                                                                     EXHIBIT 2.2

David S. Kurtz
Timothy R. Pohl
JONES, DAY, REAVIS & POGUE
77 West Wacker
Chicago, Illinois  60601-1692
Telephone:  (312) 782-3939

Craig S. Gatarz
Susanne Meline, Bar No. 169177
JONES, DAY, REAVIS & POGUE
555 West Fifth Street, Suite 4600
Los Angeles, California  90013-1025
Telephone:  (213) 489-3939

Attorneys for Debtors and
Debtors in Possession





                         UNITED STATES BANKRUPTCY COURT

                         CENTRAL DISTRICT OF CALIFORNIA



In re:                                      )    Jointly Administered
                                            )    Case No. SV96-23185-GM
PHYSICIANS CLINICAL LABORATORY, INC.,       )
a Delaware corporation, et al.,             )    Chapter 11
                        -- --
                                            )
                    Debtors.                )    FINDINGS OF FACT, CONCLUSIONS
                                            )    OF LAW AND ORDER CONFIRMING
                                            )    SECOND AMENDED PLAN OF
                                            )    REORGANIZATION OF PHYSICIANS
                                            )    CLINICAL LABORATORY, INC. AND
                                            )    ITS AFFILIATED DEBTORS
                                            )
                                            )    Date: April 18, 1997
                                            )    Time: 2:00 p.m.
                                            )    Place:Courtroom 303
                                            )          21041 Burbank Blvd.
------------------------------------------             Woodland Hills, CA  91367
                                            )

                 Physicians Clinical Laboratory, Inc., Quantum Clinical Laboratories, Inc., Diagnostic Laboratories, Inc., Regional Reference Laboratory Governing Corporation and California Regional Reference Laboratory, debtors and debtors in possession (collectively, the "Debtors"), having filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code, 11 U.S.C. Sections 101-1330 (the "Bankruptcy Code"), on November 8, 1996
(the "Petition Date"); the Debtors, Nu-Tech Bio-Med, Inc. ("Nu-Tech") and the Senior Lenders,1 as proponents, having filed on February 11, 1997 the Second Amended Plan of Reorganization of Physicians Clinical Laboratory, Inc. and its Affiliated Debtors (the "Plan") and the Disclosure Statement Pursuant to
Section 1125 of the Bankruptcy Code With Respect to the Second Amended Plan of Reorganization of Physicians Clinical Laboratory, Inc. and Its Affiliated Debtors (the "Disclosure Statement"); the Court having entered an Order, dated February 11, 1997, (1) Approving Disclosure Statement; (2) Approving Solicitation Package; (3) Approving Form and Manner of Notice of the Confirmation Hearing and of Related Issues; (4) Establishing Record Dates and Approving Procedures for Distribution of Solicitation Packages; (5) Approving Forms of Ballots; (6) Establishing Last Date for Receipt of Ballots; (7) Establishing Procedures for Vote Tabulation; and (8) Establishing Deadline and Procedures for Filing Objections to Confirmation of the Plan (the "Disclosure Statement Order"); the Debtors having distributed the Plan and the Disclosure Statement to all holders of Impaired Claims against, and Interests in, the Debtors together with a solicitation of votes to accept or reject the Plan on February 20, 1997, all in accordance with the terms of the Disclosure Statement Order; the Declaration of Logan & Company, Inc. ("Logan") Certifying (i) the Methodology for the Tabulation of, and (ii) Results of Voting With Respect





----------
1 Unless otherwise specified, capitalized terms and phrases used herein have the meanings assigned to them in the Plan (as hereinafter defined). The rules of interpretation set forth in Section 1.2 of the Plan shall apply to these Findings of Fact, Conclusions of Law and Order (this "Confirmation Order"). In accordance with Section III.A of this Confirmation Order, if there is any direct conflict between the terms of the Plan and this Confirmation Order, the terms of this Confirmation Order shall control.

to the Debtors' Second Amended Plan of Reorganization (the "Voting Declaration") having been filed with the Court on April 11, 1997; the Court having established in the Disclosure Statement Order April 18, 1997 at 2:00 p.m. as the date and time of a hearing pursuant to section 1129 of the Bankruptcy Code to consider Confirmation of the Plan (the "Confirmation Hearing"); certain Certificates of Logan, dated March 3, 1997, having been filed with respect to the mailing of notice of the Confirmation Hearing to parties in interest, in accordance with the Disclosure Statement Order; an Affidavit of Publication by The Wall Street Journal, dated March 3, 1997, having been filed with respect to the publication of notice of the Confirmation Hearing in the national edition of The Wall Street Journal, in accordance with the Disclosure Statement Order; the Debtors having submitted the Declaration of Richard M. Brooks in support of Confirmation of the Plan; this Court having reviewed the Plan, the Disclosure Statement, the Debtors' Memorandum of Law in Support of Confirmation of Second Amended Plan of Reorganization of Physicians Clinical Laboratory, Inc. and Its Affiliated Debtors, filed on April 11, 1997 (the "Confirmation Memorandum"), the objection of the Securities and Exchange Commission to Confirmation, filed on March 20, 1997 (the "SEC Objection"), and all other filed objections and responses to, and statements and comments regarding, Confirmation; this Court having heard the statements of counsel in support of Confirmation at the Confirmation Hearing; this Court having considered all testimony presented and evidence admitted by affidavits or otherwise at the Confirmation Hearing; this Court having taken judicial notice of the papers and pleadings on file in the above-captioned Chapter 11 Cases; and it appearing to this Court that (a) notice of the Confirmation Hearing and the opportunity of any party in interest to object to Confirmation were adequate and appropriate as to all parties to be affected by the Plan and the transactions contemplated thereby and (b) the legal and factual bases set forth in the Confirmation Memorandum and presented at the Confirmation Hearing establish just cause for the relief granted herein; this Court hereby makes the following Findings of Fact, Conclusions of Law and Order:2

                              I.  FINDINGS OF FACT

         A.      JURISDICTION AND VENUE.

                 On the Petition Date, the Debtors commenced the Chapter 11 Cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code. The Debtors were and are qualified to be debtors under section 109 of the Bankruptcy Code. The Debtors' principal place of business is California. Accordingly, venue in the Central District of California was proper as of the Petition Date and continues to be proper.

         B. COMPLIANCE WITH THE REQUIREMENTS OF SECTION 1129 OF THE BANKRUPTCY CODE.

                 1. SECTION 1129(A)(1) -- COMPLIANCE OF THE PLAN WITH APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE.

                 The Plan complies with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(1) of the Bankruptcy Code, including, without limitation, sections 1122 and 1123. Pursuant to sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article III of the Plan designates Classes of Claims and Interests, other than Administrative Claims and Priority Tax Claims.3 As required by section 1122(a) of the Bankruptcy Code, each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class.

                 Pursuant to sections 1123(a)(2) and (3) of the Bankruptcy Code, Article III of the Plan specifies all Claims and Interests that are not impaired and specifies the treatment of





----------
2 This Confirmation Order constitutes the Court's findings of fact and conclusions of law under Fed. R. Civ. P. 52, as made applicable by Rules 7052 and 9014 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"). Any and all findings of fact shall constitute findings of fact even if they are stated as conclusions of law, and any and all conclusions of law shall constitute conclusions of law even if they are stated as findings of fact.

3 Administrative Claims and Priority Tax Claims are not required to be designated pursuant to section 1123(a)(1) of the Bankruptcy Code. 11 U.S.C. # 1123(a)(1).

all Claims and Interests that are impaired. Pursuant to section 1123(a)(4) of the Bankruptcy Code, Article III of the Plan also provides the same treatment for each Claim or Interest within a particular Class.

                 Pursuant to section 1123(a)(5) of the Bankruptcy Code, the Plan provides adequate means for the Plan's implementation. Reorganized PCL will have, immediately upon the effectiveness of the Plan, sufficient cash to make all payments required to be made on the Effective Date pursuant to the terms of the Plan. Moreover, Article V and various other provisions of the Plan specifically provide adequate means for the Plan's implementation, including, without limitation: (a) the continued corporate existence of PCL;
(b) the PCL/Subsidiary Debtor Merger; (c) the cancellation of the Capital Stock, the Existing Lender Agreements, the Old Indenture, the Old Subordinated Debentures and certain other agreements; (d) the issuance and distribution of the New Securities in exchange for Claims and Interests; (e) the appointment of the Disbursing Agent and the Third Party Disbursing Agent for the purpose of making certain distributions under the Plan; and (f) the adoption of the New PCL Certificate of Incorporation and the New PCL Bylaws.

                 Section 5.3.1 of the Plan provides for the inclusion in the New PCL Certificate of Incorporation of all provisions required to be included in the charter of Reorganized PCL under section 1123(a)(6) of the Bankruptcy Code. As of the Effective Date, Reorganized PCL will have outstanding only one class of capital stock with voting power. Accordingly, the Plan satisfies the requirement of section 1123(a)(6) of the Bankruptcy Code that a plan of reorganization provides for an appropriate distribution of voting power among the classes of securities possessing voting power.

                 The Plan provides that the initial directors of Reorganized PCL will consist of five directors, three of whom will be appointed by Nu-Tech and two of whom will be appointed by the Senior Lenders. Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, the initial chief executive officer and chairman of Reorganized PCL shall be J. Marvin Feigenbaum. The identities of the initial members of the board of directors were disclosed at or prior to the Confirmation Hearing and are set forth on Exhibit A hereto. The members of the initial board of directors will serve from and after the Effective Date until the shareholder meeting for the year in which his or her term expires and until his or her successor is duly elected or appointed and qualified or until his or her earlier death, resignation, retirement, disqualification or removal in accordance with the terms of the certificate of incorporation and bylaws of Reorganized PCL.

                 The identities of the initial officers of Reorganized PCL were disclosed at or prior to the Confirmation Hearing and are set forth on Exhibit B hereto. Each such officer will serve from and after the Effective Date until his or her successor is elected or appointed and qualified in accordance with the terms of the certificate of incorporation and bylaws of Reorganized PCL, any applicable employment agreement and applicable corporation or similar law, or until the earlier death, resignation, retirement, disqualification or removal of any such officer.

                 The initial officers and directors of Reorganized PCL have been selected in a manner consistent with the interests of the holders of Claims and Interests and public policy.

                 Article III of the Plan impairs or leaves unimpaired, as the case may be, each Class of Claims and Interests. In accordance with section 1123(b)(2) of the Bankruptcy Code, Article VI of the Plan provides for the assumption, assumption and assignment or rejection of the executory contracts and unexpired leases of the Debtors that have not been previously assumed, assumed and assigned or rejected pursuant to section 365 of the Bankruptcy Code and that are not the subject of any motion regarding assumption, assumption and assignment or rejection that is pending as of the Confirmation Date.

                 Section 5.1.3 of the Plan provides that, except as provided in the Plan or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, Reorganized PCL will retain and may enforce any claims, demands, rights and causes of action that any Debtor or Estate may hold against any entity, including claims, demands, rights or causes of action set forth on Exhibit L to the Plan. Reorganized PCL or its successors may pursue such retained claims, demands, rights or causes of action, as appropriate, in accordance with the best interests of Reorganized PCL or such successors.

                 The Plan includes additional appropriate provisions that are not inconsistent with applicable provisions of the Bankruptcy Code, including:
(1) the provisions of Article VI of the Plan governing the assumption, assumption and assignment or rejection of executory contracts and unexpired leases (including the provisions of Section 6.2.1 of the Plan allowing the Debtors to amend Exhibit I to the Plan through and including the Effective
Date); (2) the provisions of Article VII of the Plan governing distributions on account of Allowed Claims and Interests, particularly as to the timing and calculation of amounts to be distributed; (3) the provisions of Article VIII of the Plan establishing procedures for resolving Disputed Claims and making distributions on account of such Disputed Claims once resolved; and (4) the provisions of Article XII of the Plan regarding retention of jurisdiction by the Court over certain matters subsequent to the Effective Date.

                 2. SECTION 1129(A)(2) -- COMPLIANCE WITH APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE.

                 The Debtors, Nu-Tech and the Senior Lenders, as proponents of the Plan, complied with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(2) of the Bankruptcy Code, including, without limitation, sections 1125 and 1126 and Bankruptcy Rules 3017 and 3018. The Disclosure Statement and the procedures by which the Ballots (and Master Ballots) for acceptance or rejection of the Plan were solicited and tabulated, were fair, properly conducted and in accordance with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, the Disclosure Statement Order and applicable nonbankruptcy law.

                 3.       SECTION 1129(A)(3) -- PROPOSAL OF PLAN IN GOOD FAITH.

                 The Proponents proposed the Plan in good faith and not by any means forbidden by law. In determining that the Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the formulation of the Plan. Based upon the evidence presented at the Confirmation Hearing, the Court finds and concludes that the Plan has been proposed with the legitimate and honest purpose of reorganizing the business affairs of each of the Debtors and maximizing the returns available to creditors and Interest holders. Consistent with the overriding purpose of chapter 11 of the Bankruptcy Code, the Plan is designed to allow the Debtors to reorganize by providing them with a capital structure that will allow them to satisfy their obligations with sufficient liquidity and capital resources and to fund necessary capital expenditures and otherwise conduct their businesses. Moreover, the Plan itself and the arms-length negotiations among the Debtors, Nu-Tech, the Senior Lenders, the Official Committee and the Debtors' other major creditor constituencies leading to the Plan's formulation provide independent evidence of the good faith of the Proponents in proposing the Plan.

                 4. SECTION 1129(A)(4) -- BANKRUPTCY COURT APPROVAL OF CERTAIN PAYMENTS AS REASONABLE.

                 Section 2.1.3 of the Plan provides that Professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Effective Date (including compensation requested pursuant to section 503(b)(3) and (4) of the Bankruptcy Code by any Professional or other entity for making a substantial contribution in any Chapter 11 Case) must file and serve an application for final allowance of compensation and reimbursement of expenses no later than 30 days after the Effective Date, which the Court will review for reasonableness under sections 328 and 330 of the Bankruptcy Code and any applicable case law. Pursuant to a prior order entered in the Chapter 11 Cases, the Court has authorized the monthly payment of 85% of the fees and 100% of the expenses of

Professionals incurred in connection with the Chapter 11 Cases. All such fees and expenses, however, remain subject to final review for reasonableness by the Court.

                 5. SECTION 1129(A)(5) -- DISCLOSURE OF IDENTITY AND AFFILIATIONS OF PROPOSED MANAGEMENT, COMPENSATION OF INSIDERS AND CONSISTENCY OF MANAGEMENT PROPOSALS WITH THE INTERESTS OF CREDITORS AND PUBLIC POLICY.

                 Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors have disclosed the identity and affiliations of the proposed directors and officers of Reorganized PCL, the manner in which such directors and officers were chosen and the identity and compensation of insiders who will be employed or retained by Reorganized PCL. The appointment or continuance of the proposed directors and officers is consistent with the interests of the holders of Claims and Interests and public policy.

                 6.       SECTION 1129(A)(B) -- APPROVAL OF RATE CHANGE.

                 The Debtors' current businesses do not involve the establishment of rates over which any regulatory commission has or will have jurisdiction after Confirmation.

                 7. SECTION 1129(A)(7) -- BEST INTERESTS OF CREDITORS AND INTEREST HOLDERS.

                 With respect to each Impaired Class of Claims or Interests, each holder of a Claim or Interest in such Class has accepted the Plan or will receive or retain under the Plan on account of such Claim or Interest property of a value, as of the Effective Date, that is not less than the amount such holder would receive or retain if the Debtors were liquidated on the Effective Date under chapter 7 of the Bankruptcy Code.

                 8. SECTION 1129(A)(8) -- ACCEPTANCE OF THE PLAN BY EACH IMPAIRED CLASS.

                 Pursuant to sections 1124 and 1126 of the Bankruptcy Code, (a) as indicated in Article III of the Plan, Classes 1, 4 and 8 are unimpaired4 and
(b) as indicated in the Voting Declaration, all Impaired Classes entitled to vote have accepted the Plan. Because the Plan


----------
4 The provisions of the Plan with respect to the holders of the Unimpaired Claims are fair and appropriate. The Plan does not require the holders of Unimpaired Claims to file proofs of Claim with this Court and does not discharge such Unimpaired Claims.

provides that the holders of Class 9 Interests will not receive or retain any property on account of these Interests, Class 9 is deemed not to have accepted the Plan pursuant to section 1126(g) of the Bankruptcy Code. Notwithstanding the lack of compliance of Class 9 with section 1129(a)(8) of the Bankruptcy Code, the Plan is confirmable because, as more fully set forth in Section I.B.14 of this Confirmation Order, the Plan satisfies the requirements section 1129(b)(1) of the Bankruptcy Code with respect to Class 9.

                 9. SECTION 1129(A)(9) -- TREATMENT OF CLAIMS ENTITLED TO PRIORITY PURSUANT TO SECTION 507(A) OF THE BANKRUPTCY CODE.

                 The Plan provides for treatment of Administrative Claims, Priority Tax Claims and Claims entitled to priority pursuant to sections 507(a)(3)-(6) of the Bankruptcy Code in the manner required by section 1129(a)(9) of the Bankruptcy Code.

                 10. SECTION 1129(A)(10) -- ACCEPTANCE BY AT LEAST ONE IMPAIRED CLASS.

                 As required by section 1129(a)(10) of the Bankruptcy Code and as indicated in the Voting Declaration, at least one Class of Claims or Interests that is impaired under the Plan has accepted the Plan, excluding votes cast by insiders.

                 11.      SECTION 1129(A)(11) -- FEASIBILITY OF THE PLAN.

                 Confirmation of the Plan is not likely to be followed by the liquidation, or the need for financial reorganization, of the Debtors, Reorganized PCL or any successor to Reorganized PCL, and the Plan therefore complies with section 1129(a)(11) of the Bankruptcy Code.

                 12.      SECTION 1129(A)(12) -- PAYMENT OF BANKRUPTCY FEES.

                 In accordance with section 1129(a)(12) of the Bankruptcy Code,
Section 13.1 of the Plan provides for the payment of all fees payable under 28 U.S.C. Section 1930 on or before the Effective Date.

                 13.      SECTION 1129(A)(13) -- RETIREE BENEFITS.

                 In accordance with section 1129(a)(13) of the Bankruptcy Code,
Section 5.3.3 of the Plan provides for the continuation after the Effective Date of all retiree benefits, as that term is defined in section 1114(a) of the Bankruptcy Code, in accordance with the contract or program giving rise to such retiree benefits.

                 14. SECTION 1129(B) -- CONFIRMATION OF PLAN OVER NONACCEPTANCE OF IMPAIRED CLASS.

                 Pursuant to section 1129(b)(1) of the Bankruptcy Code, the Plan is confirmed notwithstanding that, contrary to section 1129(a)(8) of the Bankruptcy Code, the Interests of the holders of Old Stock Options and Old Warrants (Class 9) are impaired and such holders are deemed to have rejected the Plan. The Plan does not discriminate unfairly and is fair and equitable with respect to the holders of Class 9 Interests. The holders of Class 9 Interests would not receive or retain any property on account of their Interests in a liquidation under chapter 7 of the Bankruptcy Code. No holder of an Interest junior to the Class 9 Interests will receive or retain any property under the Plan on account of such junior Interest.

         C.      SATISFACTION OF CONDITIONS TO CONFIRMATION.

                 Each of the conditions precedent to the entry of this Confirmation Order, as set forth in Section 9.1 of the Plan, has been satisfied.

         D.      CONDITIONS TO THE EFFECTIVE DATE.

                 The Debtors reasonably believe that, as of the date of this Confirmation Order, each of the conditions precedent to consummation of the Plan and the Effective Date, as set forth in Section 9.2 of the Plan, will be satisfied or duly waived.

         E. APPLICABILITY OF Section 2115 OF THE CALIFORNIA GENERAL CORPORATION LAW.

                 As of the Effective Date, more than 50% of the New Common Stock of Reorganized PCL will be held of record by persons having addresses outside of the State of California.

                            II.  CONCLUSIONS OF LAW

         A.      JURISDICTION AND VENUE.

                 This Court has jurisdiction over this matter pursuant to 28 U.S.C. Sections 157(a) and 1334. This is a core proceeding pursuant to 28 U.S.C. Section 157(b)(2). The Debtors were and are qualified to be debtors under section 109 of the Bankruptcy Code. Venue in the Central District of California was proper as of the Petition Date and continues to be proper under 28 U.S.C. Section 1408.

         B.      EXEMPTIONS FROM SECURITIES LAWS.

                 1. Pursuant to section 1125(e) of the Bankruptcy Code, neither the Debtors, Reorganized PCL, the Official Committee nor any other person that participated in the Debtors' transmittal of Plan solicitation materials (as described above), their solicitation of acceptances of the Plan or the offer, issuance, sale or purchase of New Common Stock, New Senior Notes, New Warrants, New Unsecured Notes and any other security offered or sold under the Plan shall be liable, on account of such actions or such participation, for any violation of any applicable law, rule or regulation governing the solicitation of acceptance or rejection of a plan of reorganization or the offer, issuance, sale or purchase of securities. Accordingly, the Debtors, Reorganized PCL, the Official Committee and their respective directors, officers, employees, agents and Professionals (acting in such capacity) are entitled to the protection of section 1125(e) of the Bankruptcy Code.

                 2. Pursuant to section 1145(a)(1) of the Bankruptcy Code, the offering, issuance, sale and distribution by the Debtors, Reorganized PCL, the Third-Party Disbursing Agent or the Disbursing Agent of New Common Stock, New Senior Notes, New Warrants, New Unsecured Notes and any other securities offered, issued, sold or distributed pursuant to the Plan shall be exempt from section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, sale or distribution of securities. In addition, pursuant to section 1145(a)(2) of the Bankruptcy Code, the offering, issuance, sale and distribution by Reorganized PCL of New Common Stock upon the exercise of New

Warrants shall be exempt from section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, sale or distribution of securities.

                 3.       Pursuant to and to the fullest extent permitted under
section 1145 of the Bankruptcy Code, the resale of any of the securities referenced in Section II.B.2 of this Confirmation Order shall be exempt from section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, sale or distribution of securities.

         C.      EXEMPTIONS FROM TAXATION.

                 Pursuant to section 1146(c) of the Bankruptcy Code: (1) the issuance, distribution, transfer or exchange of New Securities; (2) the creation, modification, assignment, consolidation, filing or recording of any mortgage, deed of trust, security agreement or similar instrument; (3) the securing of additional indebtedness by such means or by other means or the additional securing of existing indebtedness by such means or by other means;
(4) the creation, modification, assignment, delivery, filing or recording of any lease or sublease; or (5) the creation, modification, assignment, delivery, filing or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including the PCL/Subsidiary Debtor Merger Agreement, the New Credit Facility Agreement, the New Indenture or any other agreements or certificates of merger, consolidation, dissolution or liquidation, deeds, bills of sale, assignments or other instruments of transfer executed in connection with the Plan, this Confirmation Order, or any transactions arising out of, contemplated by or in any way related to the foregoing, whether occurring on or after the Effective Date, shall not be subject to any document recording tax, stamp tax or stamp act, conveyance, filing or transfer fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents shall be, and hereby are, directed to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

         D.      COMPLIANCE WITH SECTION 1129 OF THE BANKRUPTCY CODE.

                 As set forth in Section I.B of this Confirmation Order, the Plan complies in all respects with the applicable requirements of section 1129 of the Bankruptcy Code.

         E. APPROVAL OF THE SETTLEMENTS AND RELEASES PROVIDED UNDER THE PLAN AND CERTAIN OTHER MATTERS.

                 Subject to Section III.L below, to the fullest extent permissible under applicable law, pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a): (1) the settlements, compromises, releases, discharges and injunctions set forth in the Plan, including, without limitation, the settlements, compromises, releases, discharges and injunctions set forth in Sections 5.5.1, 5.5.2 and 5.5.3 of the Plan, and implemented by this Confirmation Order are hereby approved as fair, equitable, reasonable and in the best interests of the Debtors, Reorganized PCL and their respective Estates, creditors and Interest holders; (2) the settlement or compromise of all claims or controversies set forth in Section 11.3 of the Plan relating to the termination of all contractual, legal and equitable subordination rights that any holder of a Claim or Interest may have with respect to any Allowed Claim or Allowed Interest, or any distribution to be made pursuant to the Plan on account of such Allowed Claim or Interest, is in the best interests of the Debtors, Reorganized PCL and their respective Estates, creditors and Interest holders, and is hereby approved as fair, equitable and reasonable.

                 In approving the releases, settlements and compromises of and from such potential Claims, the Court has considered: (a) the balance of the likelihood of success of claims asserted by the Debtors or other claimants against the likelihood of success of the defenses or counterclaims possessed by the Debtors, other claimants or other potential defendants; (b) the complexity, cost and delay of litigation that would result in the absence of these releases, settlements and compromises; (c) the objection made by the Securities and Exchange Commission to the releases, settlements and compromises; (d) the acceptance of the Plan by an overwhelming majority of the holders of Claims and Interests; and (e) that the Plan, which gives effect to the releases, settlements and compromises, is the product of extensive arms-length negotiations among the Debtors, Nu-Tech, the Senior Lenders, the Official Committee and numerous other parties in interest. See Protective Comm. Stockholders of TMT Trailer Ferry Inc. v. Anderson, 390 U.S. 414, 424 (1968) (citing factors such as those set forth above to be evaluated by courts in determining whether a settlement as a whole is fair and equitable).

                 Subject to Section III.L below, to the fullest extent permissible under applicable law, all settlements, compromises, releases, discharges and injunctions of claims and causes of action against non-Debtor entities as set forth in the Plan, which are approved herein as an integral part of the Plan and are fair, equitable, reasonable and in the best interests of the Debtors, Reorganized PCL and their respective Estates, creditors and Interest holders, shall be, and hereby are, effective and binding on all persons and entities who, prior to the filing of the Chapter 11 Cases, may have had standing to assert such claims or causes of action, and no person or entity will possess such standing to assert such claims or causes of action after the Effective Date. St. Paul Fire & Marine Ins. Co. v. Pepsico, Inc., 884 F.2d 688, 700-01 (2d Cir. 1989).

         F.      AGREEMENTS AND OTHER DOCUMENTS.

                 Pursuant to section 1142(b) of the Bankruptcy Code and section 303 of the Delaware General Corporation Law, no action of the directors or stockholders of the Debtors or Reorganized PCL will be required to authorize them (or any of their officers, employees or agents acting on their behalf) to effectuate and carry out the Plan and all orders of this Court relating thereto, to consummate the transactions contemplated by the Plan, the Disclosure Statement and such orders or to take or do any other action or thing contemplated by the Plan, the Disclosure Statement or such orders as may be necessary or appropriate to fully effectuate the intents and purposes thereof, and all such actions and things hereby are or will be deemed to have been taken or done with like effect as if they had been authorized and approved by unanimous actions of the directors and the stockholders of the Debtors and Reorganized PCL.

         G. POST-CONFIRMATION ASSUMPTIONS, ASSUMPTIONS AND ASSIGNMENTS AND REJECTIONS OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

                 1. Each post-Confirmation assumption, assumption and assignment or rejection of an executory contract or unexpired lease pursuant to
Section 6.1 of the Plan, including any assumption, assumption and assignment or rejection effectuated as a result of any amendment to Exhibit I to the Plan, as contemplated by Section 6.2.1 of the Plan and this Confirmation Order, shall be legal, valid and binding upon the applicable Debtor or Reorganized PCL and all non-Debtor parties to such executory contract or unexpired lease, all to the same extent as if such assumption, assumption and assignment or rejection had been effectuated pursuant to an appropriate authorizing order of this Court entered before the Confirmation Date under section 365 of the Bankruptcy Code. Notwithstanding anything to the contrary contained in Section 6.2.1 of the Plan, Reorganized PCL shall be authorized, at any time prior to the Effective Date, to amend Exhibit I to delete or add any executory contract or unexpired lease listed therein, thus providing for its assumption, assumption and assignment or rejection pursuant to Sections 6.1.1, 6.1.2 or 6.2.1 of the Plan, as the case may be.

                 2. If, pursuant to Section 6.2.1 of the Plan, Reorganized PCL amends Exhibit I to provide for the assumption of an executory contract or unexpired lease prior to the Effective Date, Reorganized PCL shall provide notice of such assumption to the party or parties to such lease or contract, which notice shall set forth any amounts that Reorganized PCL asserts are required to assume, or assume and assign, such lease or contract pursuant to section 365 of the Bankruptcy Code. Such parties shall have 20 days from the date of receipt of such notice to File objections to the cure amounts listed thereon, and shall serve such objection on Reorganized PCL and the Official Committee. If an objection is Filed, and Reorganized PCL and the objecting party do not resolve such objection by stipulation within 10 days after the objection is Filed, Reorganized PCL will request that the Court set a date for a hearing at which such dispute will be adjudicated. If no such objection is Filed and served on Reorganized PCL within such time,

                          a. the party to such lease or contract shall be bound by the cure amount set forth in such notice;

                          b. any Claim scheduled by the Debtors or any proof of Claim relating to the Debtors' obligations under the applicable lease or contract shall be disallowed to the extent that such Claim is based on obligations under such agreement; and

                          c. the applicable party shall be forever barred, estopped and enjoined from (x) asserting any other Claim against the Debtors based on any defaults that may presently exist under the applicable lease or contract and (y) objecting to the proposed assumption or assumption and assignment on any ground.

                 3. If, pursuant to Section 6.2.1 of the Plan, Reorganized PCL amends Exhibit I to provide for the rejection of an executory contract or unexpired lease prior to the Effective Date, Reorganized PCL shall provide notice of such rejection to the party or parties to such lease or contract, which notice shall include a proof of Claim form and set forth the bar date information contained in Section III.E.2 of this Confirmation Order.

                                  III.   ORDER

         ACCORDINGLY, THE COURT HEREBY ORDERS, ADJUDGES AND DECREES THAT:

         A.      CONFIRMATION OF THE PLAN.

                 The Plan and each of its provisions are hereby confirmed pursuant to section 1129 of the Bankruptcy Code; provided, however, that if there is any direct conflict between the terms of the Plan and this Confirmation Order, the terms of this Confirmation Order shall control. The SEC Objection and any other responses to, and statements and comments regarding, the Plan, other than those withdrawn with prejudice in their entirety prior to, or on the record at, the Confirmation Hearing, are hereby expressly overruled.

         B.      EFFECTS OF CONFIRMATION.

                 1.       EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

                 The executory contract and unexpired lease provisions of
Article VI of the Plan, as modified by the terms and conditions of this Confirmation Order and any subsequent order of the Court, are hereby approved.

                 2.       UNIMPAIRED CLAIMS.

                 Pursuant to section 1124 of the Bankruptcy Code, all Administrative Claims, Priority Tax Claims and Claims in Classes 1, 4 and 8 are unimpaired by the Plan and shall survive Confirmation of the Plan. Neither the Plan nor this Confirmation Order shall be construed as altering in any way the legal, equitable or contractual rights of the holders of Unimpaired Claims.
The holders of Unimpaired Claims shall not be required to file proofs of claim with this Court, and any dispute with respect to any Unimpaired Claim may be determined, resolved or adjudicated, as the case may be, with respect to Reorganized PCL in the manner in which such dispute would have been determined, resolved or adjudicated if this Chapter 11 Case had not been commenced. Except as otherwise provided in the Plan, nothing therein or in this Confirmation Order shall affect the Debtors' or Reorganized PCL's rights and legal and equitable defenses in respect of any Unimpaired Claims, including, but not limited to, all rights in respect of legal and equitable defenses to, setoffs or recoupments against Unimpaired Claims.

                 3.       INJUNCTIONS AND STAYS REMAIN IN EFFECT UNTIL
                          EFFECTIVE DATE.

                 All injunctions and stays pursuant to sections 105 and 362 of the Bankruptcy Code or otherwise shall remain in full force and effect until the Effective Date of the Plan, except that nothing herein shall bar the filing of financing documents or the taking of such other actions as are necessary to effectuate the transactions contemplated by the Plan or this Confirmation Order.

         C.      MATTERS RELATING TO IMPLEMENTATION OF THE PLAN.

                 1.       IMMEDIATE EFFECTIVENESS; SUCCESSORS AND ASSIGNS.

                 Immediately upon the entry of this Confirmation Order, the terms of the Plan shall be binding upon the Debtors, Reorganized PCL, Nu-Tech, the Senior Lenders, any and all holders of Claims or Interests (irrespective of whether such Claims or Interests are impaired under the Plan or whether the holders of such Claims or Interests accepted, rejected or are deemed to have accepted or rejected the Plan), any and all non-Debtor parties to executory contracts and unexpired leases with the Debtor and any and all entities who are parties to or are subject to the settlements, compromises, releases, discharges and injunctions described in Section II.E above, and the respective heirs, executors, administrators, successors or assigns, if any, of any of the foregoing.

                 2.       CONSUMMATION OF THE MERGER.

                 Each of the Debtors and Reorganized PCL shall take any and all such actions as may be necessary or appropriate to effect the PCL/Subsidiary Debtor Merger and the other transactions contemplated by the PCL/Subsidiary Debtor Merger Agreement on the terms and subject to the conditions set forth in the PCL/Subsidiary Debtor Merger Agreement and otherwise to perform their obligations thereunder.

                 3.       CONTINUED CORPORATE EXISTENCE; VESTING OF ASSETS.

                 Subject to the PCL/Subsidiary Debtor Merger Agreement, Reorganized PCL shall continue to exist after the Effective Date as a separate corporate entity, with all of the powers of a corporation under the laws of the State of Delaware and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under applicable state law. Except as otherwise provided in the Plan, on or after the Effective Date, all property of the Estates of the Debtors and any property acquired by the Debtors or Reorganized PCL under or in connection with the Plan, shall vest in Reorganized PCL free and clear of all Claims, liens, charges, other encumbrances and Interests.

                 On and after the Effective Date, Reorganized PCL may operate its business and may use, acquire and dispose of property and compromise or settle any Claims or Interests without supervision or approval by this Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or this Confirmation Order. Without limiting the foregoing, Reorganized PCL may pay the charges that it incurs on or after the Effective Date for Professionals' fees, disbursements, expenses or related support services without application to the Court.

                 4. CANCELLATION OF CAPITAL STOCK, EXISTING LENDER AGREEMENTS, OLD INDENTURE AND OLD SUBORDINATED DEBENTURES; SURRENDER OF SECURITIES AND OTHER DOCUMENTATION.

                 On the Effective Date, the Capital Stock (whether issued and outstanding or held in the treasuries of the Debtors immediately prior to the Effective Date), the Existing Lender Agreements, the Old Indenture and the Old Subordinated Debentures shall be deemed to be cancelled, extinguished, retired and of no further force and effect, in all events without any further action on the part of the Debtors, Reorganized PCL, the holders of Capital Stock, the holders of Old Subordinated Debentures or any other entity. Neither the holder of any such cancelled securities and other documentation (or any purported successor, assign or transferee of any such holder) shall have any rights arising from or relating to such securities or other documentation, or the cancellation thereof, except the rights provided pursuant to the Plan; provided, however, that no distribution under the Plan shall be required to be made to or on behalf of any holder of any Allowed Claim or Allowed Interest evidenced by such cancelled securities or other documentation unless or until such securities or documentation are received by the Disbursing Agent pursuant to Section 7.8 of the Plan.

                 5. DIRECTORS AND OFFICERS; EMPLOYMENT-RELATED AGREEMENTS AND COMPENSATION PROGRAMS.

                          a.      DIRECTORS AND OFFICERS OF REORGANIZED PCL.

                 The appointment of the initial directors and officers of Reorganized PCL, as set forth on Exhibits A and B hereto, respectively, as of and immediately following the Effective Date, is hereby approved.

                 The members of the initial board of directors will serve from and after the Effective Date until the shareholders meeting for the year in which his or her term expires and until his or her successor is duly elected or appointed and qualified or until his or her earlier death, resignation, retirement, disqualification or removal in accordance with the terms of the certificate of incorporation and bylaws of Reorganized PCL.

                 All persons serving as officers of Reorganized PCL will serve in the capacities in which they are to serve from and after the Effective Date until his or her successor is duly elected or appointed and qualified in accordance with the terms of the certificate of incorporation or bylaws of Reorganized PCL, any applicable employment agreement and applicable corporation or similar law, or until the earlier of the death, resignation, retirement, disqualification or removal of any such officer.

                          b. APPROVAL OF NEW EMPLOYMENT, RETIREMENT, INDEMNIFICATION AND OTHER AGREEMENTS AND INCENTIVE COMPENSATION PLANS.



                 Pursuant to section 1142(b) of the Bankruptcy Code and other appropriate provisions of applicable state business corporation laws, without further action by the Court, the stockholders or (except as otherwise provided herein) the board of directors of Reorganized PCL, and without limiting the power or authority of Reorganized PCL following the Effective Date to take any and all such actions as may be permitted or required by applicable nonbankruptcy law, Reorganized PCL is hereby authorized to enter into or modify, in accordance with their respective terms, employment, retirement, severance, change-in-control, indemnification and other agreements with its directors, officers and employees, and to implement or modify retirement income plans, welfare benefit plans and other plans for employees and take any and all such other actions as may be necessary or appropriate to perform and effectuate such agreements and plans and otherwise make available the benefits contemplated by such agreements and plans.

                 6. APPROVAL OF AGREEMENTS RELATED TO NEW CREDIT FACILITY AND NEW SECURITIES.

                 Pursuant to section 1142(b) of the Bankruptcy Code and other appropriate provisions of applicable state business corporation laws, without further action by the Court, the stockholders or (except as otherwise provided herein) the board of directors of Reorganized PCL, on or after the Effective Date, Reorganized PCL shall be, and hereby is, authorized and directed to execute, deliver and perform its obligations under the New Securities and the New Credit Facility Documents (including without limitation the New Credit Facility Agreement) and to take all such other actions and execute, deliver, record and file all such other agreements, instruments, releases, indentures, applications, registration statements, reports and other documents as any of their respective officers may determine are necessary or appropriate in connection with the issuance and distribution of New Securities under the Plan and the consummation of the transactions contemplated by New Credit Facility Documents. All liens and security interests granted under the DIP Financing Facility shall be terminated as of the Effective Date.

                 7.       ISSUANCE OF NEW SECURITIES.

                          a.      All shares of New Common Stock issued
pursuant to the Plan shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.

                          b.      New Warrants issued pursuant to the Plan
shall, upon such issuance, be duly authorized and validly issued.

                          c.      The Senior Lenders shall be deemed to have
entered into, and shall be bound by the provisions of, the New Senior Notes Registration Rights Agreement without further action on the part of such recipients, the Debtors, Reorganized PCL or any other entity.

                          d.      The Senior Lenders shall be deemed to have
entered into, and shall be bound by the provisions of, the New Common Stock Registration Rights Agreement without further action on the part of such recipients, the Debtors, Reorganized PCL or any other entity.

                 8. APPROVAL OF PROVISIONS GOVERNING DISTRIBUTIONS; APPOINTMENT OF DISBURSING AGENT.

                 The provisions governing distributions of Article VII of the Plan are hereby approved. With respect to Claims in Class 5, Credit Managers Association of California is hereby appointed Third-Party Disbursing Agent under the Plan, subject to the terms and conditions of a disbursing agent agreement to be mutually acceptable to Reorganized PCL, the Official Committee and Credit Managers Association of California. With respect to any other Class of Claims and Interests, Reorganized PCL or any other entity designated thereby is hereby appointed Disbursing Agent under the Plan.

                 9.       CORPORATE GOVERNANCE.

                 As of the Effective Date, the New PCL Certificate of Incorporation and the New PCL Bylaws shall be substantially in the forms of Exhibits A and B, respectively, to the Plan. From and after the Effective Date, Reorganized PCL may amend and restate the New PCL Certificate of Incorporation or New PCL Bylaws as permitted by applicable law.

         D.      ADDITIONAL ACTIONS IN FURTHERANCE OF THE PLAN.

                 The approvals and authorizations specifically set forth in this Confirmation Order are nonexclusive and are not intended to limit the authority of the Debtors or Reorganized PCL or any officer thereof to take any and all actions necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order. Without limiting the generality or effect of any other provision of this Confirmation Order, the Debtors and Reorganized PCL shall be, and hereby are, authorized and empowered, without action of their respective boards of directors or stockholders, to take any and all such actions as any of their officers may determine are necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order. Each of the officers of each Debtor and Reorganized PCL shall be, and hereby is, authorized to execute, deliver, file or record such contracts, instruments, releases, indentures, mortgages, deeds, assignments, leases, applications, registration statements, reports or other agreements or documents and take such other actions as such officer may determine are necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, this Confirmation Order and any and all documents or transactions contemplated by the Plan or this Confirmation Order, all without further application to or order of this Court and whether or not such actions or documents are specifically referred to in the Plan, the Disclosure Statement, the Disclosure Statement Order, this Confirmation Order or the Exhibits to any of the foregoing, and the Secretary or any Assistant Secretary of each Debtor or Reorganized PCL shall be, and hereby is, authorized to certify or attest to any of the foregoing actions. To the extent that, under applicable nonbankruptcy law, any of the foregoing actions would otherwise require the consent or approval of the directors or stockholders of the Debtors or Reorganized PCL, this Confirmation Order will constitute such consent or approval, and such actions shall be, and hereby are, deemed to have been taken by unanimous action of the directors and stockholders of the appropriate Debtor or Reorganized PCL.

         E.      CLAIMS BAR DATES AND OBJECTION DEADLINES.

                 1.       BAR DATES FOR ADMINISTRATIVE CLAIMS.

                          a.      GENERAL BAR DATE PROVISIONS.

                 Except as provided below, unless previously filed (including Claims filed asserting status as Administrative Claims), requests for payment of Administrative Claims must be filed and served on Reorganized PCL no later than 30 days after the Effective Date. Holders of Administrative Claims that are required to File and serve a request for payment of such Claims and that do not File and serve a request by the applicable bar date shall be forever barred from asserting such Claims against the Debtors, Reorganized PCL, their respective successors or their respective properties. Objections to such requests must be Filed and served on the requesting party by the later of: (i) 30 days after the Effective Date and (ii) 30 days after the Filing of the applicable request for payment of Administrative Claims.

                          b.      BAR DATES FOR CERTAIN ADMINISTRATIVE CLAIMS.

                                  (1)      PROFESSIONAL COMPENSATION.
Professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Effective Date (including compensation requested pursuant to section 503(b)(3) and (4) of the Bankruptcy Code by any Professional or other entity for making a substantial contribution in any Chapter 11 Case) must File and serve on Reorganized PCL and such other entities who are designated by the Bankruptcy Rules or any order of the Bankruptcy Court an application for final allowance of compensation and reimbursement of expenses no later than 30 days after the Effective Date. Objections to applications of Professionals or other entities for compensation or reimbursement of expenses must be Filed and served on Reorganized PCL and the requesting Professional no later than 30 days after the Filing of the applicable application for compensation or reimbursement of expenses.

                                  (2)      ORDINARY COURSE LIABILITIES.
Holders of Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business (including Administrative Claims arising from or with respect to the sale of goods or the rendition of services) and Administrative Claims of governmental units for taxes, will not be required to File or serve any request for payment of such Claims.

                                  (3)      CLAIMS UNDER DIP FINANCING FACILITY.
On the Effective Date, any and all Claims under or evidenced by the DIP Financing Facility shall be deemed fully and finally forgiven.

                 2.       BAR DATE FOR REJECTION DAMAGES CLAIMS.

                 If the rejection of an executory contract or unexpired lease pursuant to Section 6.2.1 of the Plan gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and will not be enforceable against the Debtors or Reorganized PCL, or their respective successors or properties unless a proof of Claim is Filed and served on Reorganized PCL no later than 30 days after the later of: (a) the Effective Date and (b) delivery of a notice of amendment to Exhibit I to the Plan pursuant to

Section 6.2.1 of the Plan providing for the rejection of the applicable executory contract or unexpired lease.

                 3.       DEADLINE FOR FILING OBJECTIONS TO CLAIMS.

                 Except as otherwise provided in this Confirmation Order, all objections to proofs of Claims and Interests Filed in these Chapter 11 Cases shall be Filed with the Court and served on the claimant or Interest holder, as the case may be, no later than one hundred and twenty (120) days after the later of: (a) the Effective Date or (b) the date of Filing of such proof of Claim or Interest.

         F.      DISCHARGE, TERMINATION, INJUNCTION AND SUBORDINATION RIGHTS.

                 1. DISCHARGE OF CLAIMS AND SATISFACTION AND TERMINATION OF INTERESTS.

                          a.      Except as provided in the Plan or this
Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan will be in exchange for and in complete satisfaction, discharge and release of all Claims and satisfaction or termination of all Interests, including any interest accrued on Claims from and after the Petition Date. Except as provided in the Plan or this Confirmation Order, as of the Effective Date: (i) the Debtors are discharged from all Claims or other debts that arose before the Effective Date and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not: (x) a proof of Claim based on such debt is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (y) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code or (z) the holder of a Claim based on such debt has accepted the Plan, (ii) all Interests and other rights of equity security holders in the Debtors are satisfied or terminated as provided in the Plan and (iii) all liens or security interests securing Claims discharged under the Plan are hereby terminated.

                          b.      As of the Effective Date, except as provided
in the Plan or this Confirmation Order, all entities shall be, and hereby are, precluded and permanently enjoined from asserting against the Debtors or Reorganized PCL, or their respective successors or property, any other or future Claims, demands, debts, rights, causes of action, liabilities or equity interests based upon any act, omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date. In accordance with the foregoing, except as provided in the Plan or this Confirmation Order, this Confirmation Order shall be, and hereby is, deemed to constitute this Court's determination, as of the Effective Date, of discharge of all Claims and other debts and liabilities against the Debtors and termination of all Interests and other rights of equity security holders in the Debtors, pursuant to applicable provisions of the Bankruptcy Code, and such discharge shall be, and hereby is, deemed to void any judgment obtained against the Debtors at any time, to the extent that such judgment relates to a Claim discharged or Interest satisfied or terminated pursuant to the Plan or this Confirmation Order.

                 2.       INJUNCTION.

                          a.      Except as provided in the Plan or this
Confirmation Order, as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is satisfied or terminated pursuant to the terms of the Plan shall be, and hereby are, permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities or satisfied or terminated Interests or rights: (i) commencing or continuing in any manner any action or other proceeding against the Debtors or Reorganized PCL or their respective properties; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors or Reorganized PCL or their respective properties; (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtors or Reorganized PCL or their respective properties; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors or Reorganized PCL or their respective properties; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan and this Confirmation Order.

                          b.      Subject to Section III.L below, as of the
Effective Date, all entities that have held, currently hold or may hold a Claim, demand, debt, right, cause of action or liability that is released pursuant to Section 5.5 of the Plan shall be, and hereby are, permanently enjoined from taking any of the following actions on account of such released claims, demands, debts, rights, causes of action or liabilities: (i) commencing or continuing in any manner any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity; and
(v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan or this Confirmation Order.

                          c.      By accepting distributions pursuant to the
Plan, each holder of an Allowed Claim or Interest receiving distributions pursuant to the Plan shall be, and hereby is, deemed to have specifically consented to the injunctions set forth in the Plan and this Confirmation Order.

                 3. TERMINATION OF SUBORDINATION RIGHTS AND SETTLEMENT OF RELATED CLAIMS AND CONTROVERSIES.

                 On the Effective Date, all contractual, legal or equitable subordination and turnover rights that a holder of a Claim or Interest of the Debtors may have with respect to any distribution to be made pursuant to the Plan shall be, and hereby are, discharged and terminated, and all actions related to the enforcement of such subordination rights shall be, and hereby are, permanently enjoined. Accordingly, distributions pursuant to the Plan to holders of Allowed Claims or Interests will not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights.

                 4.       LIMITATION OF LIABILITY IN CONNECTION WITH PLAN.

                 Subject to Section III.L below, to the fullest extent permissible under applicable law, the Proponents and their officers, directors, members, agents and representatives shall neither have nor incur any liability to any entity, including, specifically, any holder of a Claim or an Interest for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, Confirmation or consummation of the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken in connection with the Plan, the Disclosure Statement or the Confirmation Order, including solicitation of acceptances of the Plan.

         G.      SUBSTANTIAL CONSUMMATION.

                 The substantial consummation of the Plan, within the meaning of section 1127 of the Bankruptcy Code, is hereby deemed to have occurred on the Effective Date.

         H.      PAYMENT OF STATUTORY FEES.

                 On or prior to the Effective Date, the Debtors shall pay all fees payable pursuant to 28 U.S.C. Section 1930. From and after the Effective Date, Reorganized PCL shall pay all fees payable pursuant to 28 U.S.C. Section 1930.

         I. APPLICABILITY OF Section 2115 OF THE CALIFORNIA GENERAL CORPORATION LAW.

                 As of the Effective Date, Section 2115(a) of the California General Corporation Law (the "GCL") shall be inapplicable to Reorganized PCL inasmuch as more than 50% of the New Common Stock of Reorganized PCL will be held of record by persons having addresses outside of the State of California. Upon becoming a final order, this Confirmation Order shall constitute a "final order" within the meaning of Section 2115(d) of the GCL.

         J.      REFERENCE TO PLAN PROVISIONS.

                 The failure to reference any particular provision of the Plan in this Confirmation Order shall have no effect on the binding effect, enforceability or legality of such provisions and such provisions shall have the same binding effect, enforceability or legality as every other provision of the Plan.

         K.      POST-CONFIRMATION NOTICES; POST-CONFIRMATION REPORTS.

                 1.       NOTICE OF ENTRY OF CONFIRMATION ORDER.

                          a.      Pursuant to Bankruptcy Rules 2002(f)(7) and
3020(c), the Debtors are hereby directed to serve a notice of the entry of this Confirmation Order, substantially in the form annexed hereto as Exhibit C (the "Confirmation Notice"), on all holders of Claims or Interests to whom the notice of the Confirmation Hearing was mailed and on the United States Trustee no later than 14 days after the Confirmation Date; provided, however, that the Debtors shall be obligated to serve the Confirmation Notice only on the record holders of such Claims as of February 11, 1997.

                          b.      The Debtors are hereby directed to serve
copies of the Confirmation Order on each party that has filed a notice of appearance in these Chapter 11 Cases and on each party who filed an objection or response to, or statement or comment regarding, the Plan or the Confirmation thereof, no later than 14 days after the Confirmation Date.

                 2.       POST-CONFIRMATION REPORTS.

                          a.      Generally.  Within 120 days of the entry of
this Confirmation Order, Reorganized PCL shall file a status report (the "Report") with the Court describing what progress has been made toward consummation of the Plan. The initial Report shall be served on the Senior Lenders, Nu-Tech, the U.S. Trustee and all parties having requested special notice in these Chapter 11 Cases. Further Reports shall be filed with the Court every 120 days thereafter and served on the foregoing entities, except as otherwise ordered by the Court.

                          b.      Contents.  Each Report shall include at least
the following information:

                                    (1) a schedule listing for each claim and
each class of claims: the total amount required to be paid under the Plan; the amount required to be paid as of the date of the Report; the amount actually paid as of the date of the Report; and the deficiency, if any, in required payments;

                                    (2) a schedule of any and all
post-confirmation tax liabilities that have accrued or come due, and a detailed explanation of payments thereon;

                                    (3) Reorganized PCL's projections as to its
continuing ability to comply with the terms of the Plan;

                                    (4) an estimate of the date for Plan
consummation and application for a final decree; and

                                    (5) any other pertinent information needed
to explain the progress toward completion of the confirmed Plan.

                          c.      Conversion.  Unless otherwise provided in the
Plan, if the Chapter 11 Cases are converted to chapter 7, the property of Reorganized PCL shall be revested in the chapter 7 estate, except that, in individual cases, the post-petition income from personal services and proceeds thereof, and post-confirmation gifts or inheritances pursuant to 11 U.S.C.
Section 541(a)(5)(A) or (a)(6) shall not automatically revest in the chapter 7 estate.

         L.      MISCELLANEOUS.

                 The Court is unable at this time to anticipate what types of claims against non-Debtor third parties purported to be released under the Plan, if any, may arise. Therefore, the releases by holders of Claims and Interests described in Paragraphs 5.5.2, 11.1 and 11.4 of the Plan are approved to the extent that applicable law allows a release of such claim as the law is interpreted by a court of competent jurisdiction at the time such claim is prosecuted.

IT IS SO ORDERED.


Dated:  April __, 1997                  ____________________________________
                                           UNITED STATES BANKRUPTCY JUDGE

                                   EXHIBIT A

                 Initial Board of Directors of Reorganized PCL

                 The following individuals will serve on the initial board of directors of Reorganized PCL from and after the Effective Date:

                                   EXHIBIT B



                      Initial Officers of Reorganized PCL



                 The following individuals will serve as executive officers of Reorganized PCL from and after the Effective Date:



         Name                            Position
         ----                            --------
 J. Marvin Feigenbaum         President and Chief Executive Officer

 Richard M. Brooks            Senior Vice President, Chief Financial Officer

 Wayne E. Cottrell            Vice President, Finance

David S. Kurtz                         EXHIBIT C
Timothy R. Pohl
JONES, DAY, REAVIS & POGUE
77 West Wacker
Chicago, Illinois  60601-1692
Telephone:  (312) 782-3939

Craig S. Gatarz
Susanne Meline, Bar No. 169177
JONES, DAY, REAVIS & POGUE
555 West Fifth Street, Suite 4600
Los Angeles, California  90013-1025
Telephone:  (213) 489-3939

Attorneys for Debtors and
Debtors in Possession





                         UNITED STATES BANKRUPTCY COURT

                         CENTRAL DISTRICT OF CALIFORNIA


In re:                                      )  Jointly Administered
                                            )  Case No. SV96-23185-GM
PHYSICIANS CLINICAL LABORATORY, INC.,       )
a Delaware corporation, et al.,             )  Chapter 11
                                            )
                    Debtors.                )  NOTICE OF CONFIRMATION OF
                                            )  SECOND AMENDED PLAN OF
                                            )  REORGANIZATION OF PHYSICIANS
                                            )  CLINICAL LABORATORY, INC. AND
                                            )  ITS AFFILIATED DEBTORS
                                            )
                                            )  Date:  April 18, 1997
                                            )  Time:  2:00 p.m.
                                            )  Place: Courtroom 303
                                            )         21041 Burbank Blvd.
 -----------------------------------------  )         Woodland Hills, CA  91367
                                            )






TO ALL HOLDERS OF IMPAIRED CLAIMS AGAINST AND CLASS 7, 8 AND 9 EQUITY INTERESTS IN PHYSICIANS CLINICAL LABORATORY, INC. AND ITS AFFILIATED DEBTORS (COLLECTIVELY, THE "DEBTORS") AND ALL OTHER PARTIES IN INTEREST IN THE ABOVE-CAPTIONED CHAPTER 11 CASES:

              PLEASE TAKE NOTICE that, on April 18, 1997, the United States Bankruptcy Court for the Central District of California (the "Bankruptcy Court") entered its Findings of

Fact, Conclusions of Law and Order Confirming Second Amended Plan of Reorganization of Physicians Clinical Laboratory, Inc. and Its Affiliated Debtors (the "Confirmation Order").

              PLEASE TAKE FURTHER NOTICE that, pursuant to applicable provisions of the United States Bankruptcy Code, and except as otherwise provided in the Second Amended Plan of Reorganization of Physicians Clinical Laboratory, Inc. And Its Affiliated Debtors (the "Plan") or the Confirmation Order, the Confirmation Order constitutes the Bankruptcy Court's determination of discharge of all the impaired claims against, and impaired equity interests in, the Debtors. The holders of impaired claims and impaired equity interests were the holders of the Senior Debt Claims, Nu-Tech Senior Debt Claims, Unsecured Claims, Old Subordinated Debenture Claims, Old Common Stock, Old Stock Options and Old Warrants (all as defined in the Plan). Professionals or other entities requesting compensation or reimbursement of expenses for services rendered before the Effective Date of the Plan shall file and serve an application for final allowance of compensation and reimbursement of expenses not later than 30 days after the Effective Date, in accordance with Section
2.1.3 of the Plan. Objections to applications of Professionals or other entities for compensation or reimbursement of expenses shall be filed and served in accordance with Section 2.1.3 of the Plan not later than 30 days after the filing of the applicable application for compensation or reimbursement of expenses. Unimpaired claims against the Debtors, including unimpaired claims which are contingent, unliquidated and/or disputed, will be determined, resolved or adjudicated as if these Chapter 11 Cases had not been commenced.

              If you have questions or would like a copy of the Confirmation Order, please call Physicians Clinical Laboratory, Inc. at (916) 648-3500.



                                             BY ORDER OF THE COURT

JONES, DAY, REAVIS & POGUE
David S. Kurtz
Timothy R. Pohl
77 West Wacker
Chicago, IL  60606-1692

JONES, DAY, REAVIS & POGUE
Craig S. Gatarz
Susanne Meline
555 West Fifth Street
Suite 4600
Los Angeles, CA  90013-1025

                         UNITED STATES BANKRUPTCY COURT
                         CENTRAL DISTRICT OF CALIFORNIA



In re:                                             )    Jointly Administered
                                                   )    Case No. SV96-23185-GM
PHYSICIANS CLINICAL LABORATORY, INC.,              )
a Delaware corporation, et al.,                    )    Chapter 11
                                                   )
                                                   )
             Debtors.                              )    NOTICE OF ENTRY OF ORDER
                                                   )
                                                   )
---------------------------------------------------)
                                                   )



TO ALL PARTIES IN INTEREST ON THE ATTACHED SERVICE LIST:

              You are hereby notified, pursuant to Local Bankruptcy Rule 116(1)(a)(iv), that a judgment or order entitled:

              FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING SECOND AMENDED PLAN OF REORGANIZATION OF PHYSICIANS CLINICAL LABORATORY, INC. AND ITS AFFILIATED DEBTORS

              was entered on (specify date):




Dated:                                 JON D. CERETTO
                                       Clerk of the Bankruptcy Court




                                        By
                                          ----------------------------------
                                                   Deputy Clerk

 Jones, Day, Reavis & Pogue
 Attn:  Susanne Meline
 555 West Fifth Street, Suite 4600
 Los Angeles, CA  90013-1025
 Phone:  (213) 489-3939
 Fax:      (213) 243-2539
 Counsel to Debtors


 United States Trustee
 Attn:  Ron Maroko
 221 N. Figueroa Street, Suite 800
 Los Angeles, CA  90071
 Phone:  (213) 894-6811
 Fax:      (213) 894-2603

David S. Kurtz
Timothy R. Pohl
JONES, DAY, REAVIS & POGUE
77 West Wacker
Chicago, Illinois  60601-1692
Telephone:  (312) 782-3939

Craig S. Gatarz
Susanne Meline, Bar No. 169177
JONES, DAY, REAVIS & POGUE
555 West Fifth Street, Suite 4600
Los Angeles, California  90013-1025
Telephone:  (213) 489-3939

Attorneys for Debtors and
Debtors in Possession





                         UNITED STATES BANKRUPTCY COURT

                         CENTRAL DISTRICT OF CALIFORNIA


In re:                                      )  Jointly Administered
                                            )  Case No. SV96-23185-GM
PHYSICIANS CLINICAL LABORATORY, INC.,       )
a Delaware corporation, et al.,             )  Chapter 11
                                            )
                                            )
                    Debtors.                )  JUDGMENT PURSUANT TO FEDERAL
                                            )  RULE OF BANKRUPTCY PROCEDURE 9021
                                            )
                                            )  Date:   April 18, 1997
                                            )  Time:   2:00 p.m.
                                            )  Place:  Courtroom 303
                                            )          21041 Burbank Blvd.
                                            )          Woodland Hills, CA  91367
                                            )
                                            )
--------------------------------------------)
                                            )


              The Court having this day approved and entered the Findings of Fact, Conclusions of Law and Order Confirming Second Amended Plan of Reorganization of Physicians Clinical Laboratory, Inc. and Its Affiliated Debtors (the "Confirmation Order") and the Court having received a request to enter judgment thereon;

              IT IS HEREBY ORDERED that final judgment is entered pursuant to Federal Rule of Bankruptcy Procedure 9021 confirming the Second Amended Plan of Reorganization of Physicians Clinical Laboratory, Inc. and Its Affiliated Debtors, pursuant to section 1129(b) of the Bankruptcy Code, 11 U.S.C. Section 1129(b), as set forth in the Confirmation Order.


Dated: April __, 1997                      ____________________________________
                                               UNITED STATES BANKRUPTCY JUDGE

                         UNITED STATES BANKRUPTCY COURT
                         CENTRAL DISTRICT OF CALIFORNIA



In re:                                             )    Jointly Administered
                                                   )    Case No. SV96-23185-GM
PHYSICIANS CLINICAL LABORATORY, INC.,              )
a Delaware corporation, et al.,                    )    Chapter 11
                                                   )
                                                   )
                         Debtors.                  )    NOTICE OF ENTRY OF ORDER
                                                   )
                                                   )
---------------------------------------------------)
                                                   )


TO ALL PARTIES IN INTEREST ON THE ATTACHED SERVICE LIST:

         You are hereby notified, pursuant to Local Bankruptcy Rule 116(1)(a)(iv), that a judgment or order entitled:

         JUDGMENT PURSUANT TO FEDERAL RULE OF BANKRUPTCY PROCEDURE 9021

         was entered on (specify date):



Dated:                                 JON D. CERETTO
                                       Clerk of the Bankruptcy Court




                                       By
                                         --------------------------------------
                                                     Deputy Clerk

Jones, Day, Reavis & Pogue
Attn:  Susanne Meline
555 West Fifth Street, Suite 4600
Los Angeles, CA  90013-1025
Phone:  (213) 489-3939
Fax:      (213) 243-2539
Counsel to Debtors



United States Trustee
Attn:  Ron Maroko
221 N. Figueroa Street, Suite 800
Los Angeles, CA  90071
Phone:  (213) 894-6811
Fax:      (213) 894-2603

                               Table of Contents

                                                                                                                            Page
I.  FINDINGS OF FACT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

         A.      Jurisdiction And Venue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

         B.      Compliance With The Requirements Of Section 1129 Of The Bankruptcy Code. . . . . . . . . . . . . . . . . .   3

         C.      Satisfaction Of Conditions To Confirmation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

         D.      Conditions to the Effective Date.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

         E.      Applicability of Section  2115 of the California General Corporation Law.  . . . . . . . . . . . . . . . .  10

II.  CONCLUSIONS OF LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

         A.      Jurisdiction And Venue.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

         B.      Exemptions From Securities Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

         C.      Exemptions From Taxation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

         D.      Compliance With Section 1129 Of The Bankruptcy Code. . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

         E.      Approval Of The Settlements And Releases Provided Under The Plan And Certain Other Matters.  . . . . . . .  13

         F.      Agreements And Other Documents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

         G.      Post-Confirmation Assumptions, Assumptions and Assignments and Rejections of Executory
                 Contracts and Unexpired Leases.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

III.   ORDER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

         A.      Confirmation Of The Plan.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

         B.      Effects Of Confirmation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

         C.      Matters Relating To Implementation Of The Plan.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

         D.      Additional Actions in Furtherance of the Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

         E.      Claims Bar Dates and Objection Deadlines.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

         F.      Discharge, Termination, Injunction and Subordination Rights. . . . . . . . . . . . . . . . . . . . . . . .  25

         G.      Substantial Consummation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

         H.      Payment Of Statutory Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

         I.      Applicability of Section  2115 of the California General Corporation Law.  . . . . . . . . . . . . . . . .  28

         J.      Reference to Plan Provisions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

         K.      Post-Confirmation Notices; Post-Confirmation Reports.  . . . . . . . . . . . . . . . . . . . . . . . . . .  28